As filed with the Securities and Exchange Commission on June 24, 2016
Registration No. 333-
____________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________
U.S. Auto Parts Network, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	68-0623433
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

16941 Keegan Avenue
Carson, CA 90746
(Address of Principal Executive Offices)
________________
U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan
(Full Title of the Plan)

Shane Evangelist
Chief Executive Officer
U.S. Auto Parts Network, Inc.
16941 Keegan Avenue
Carson, CA 90746
(Name and Address of Agent for Service)

(310) 735-0085
(Telephone Number, Including Area Code, of Agent for Service)
________________
Copy to:

Matthew T. Browne, Esq.
Nathan J. Nouskajian, Esq.
Cooley LLP
4401 Eastgate Mall
San Diego, California 92121
(858) 550-6000
________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☒	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Proposed
Title of Each Class		Maximum	Proposed Maximum
of Securities to	Amount to be	Offering	Aggregate	Amount of
be Registered	Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
Common Stock (par value $0.001 per share)	13,580,441 shares (3)	$3.95	$53,642,742	$5,402

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the Securities Act), this registration statement shall also cover any additional shares of the Registrant’s common stock that may become issuable under the U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan (the 2016 Plan) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s common stock on June 23, 2016, as reported on the Nasdaq Global Market.

(3) Pursuant to the terms of the 2016 Plan, the shares of common stock issuable pursuant to the 2016 Plan is the sum of (i) 2,500,000 new shares of common stock authorized for issuance pursuant to the 2016 Plan, (ii) 3,894,127 shares of common stock previously reserved for issuance pursuant to the U.S. Auto Parts Network, Inc. 2006 Equity Incentive Plan, the U.S. Auto Parts Network, Inc. 2007 Omnibus Incentive Plan and the U.S. Auto Parts Network, Inc. 2007 New Employee Incentive Plan (collectively, the Prior Plans), and (iii) up to 7,186,314 shares of common stock subject to outstanding stock awards granted under the Prior Plans (a) that are not issued because such stock awards expire or otherwise terminate without all of the shares covered by such stock awards having been issued, (b) that are not issued because such stock awards are settled in cash, (c) that are forfeited back to or repurchased by the Registrant because of the failure to meet a contingency or condition required for the vesting of such shares, and (d) that are reacquired by the Registrant in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award.

________________________________________________________________________________________________

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016, filed with the Securities and Exchange Commission on March 11, 2016;

2.The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 2, 2016, filed with the Securities and Exchange Commission on May 10, 2016;

3.The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Securities and Exchange Commission on January 26, 2016, February 9, 2016 and June 2, 2016;

4.The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Securities and Exchange Commission on April 28, 2016; and

5.The description of the Registrant’s common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on January 23, 2007, including any amendments or reports filed for the purposes of updating this description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law (the DGCL) generally allows a corporation to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Registrant’s board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the Registrant’s stockholders.
The Registrant’s amended and restated bylaws provide for indemnification of its directors and officers to the fullest extent permitted by law.
Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.
Insofar as indemnification for liabilities under the Securities Act may be permitted to the Registrant’s directors, officers or controlling persons pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit No.	Description	Where Located
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007
4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007
4.3	Amendment to Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2016
4.4	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 2013
4.5	Specimen common stock certificate
Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith
23.1	Consent of RSM US LLP	Filed herewith
23.2	Consent of Deloitte & Touche LLP	Filed herewith
23.3	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith
99.1	U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibits 10.2, 10.3, 10.4 and 10.5 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2016

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide  offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson, State of California, on June 24, 2016.

U.S. Auto Parts Network, Inc.

By:    /s/ Shane Evangelist
Shane Evangelist
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Shane Evangelist and Neil Watanabe, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Shane Evangelist	Chief Executive Officer and Director (principal executive officer)	June 24, 2016
Shane Evangelist

/s/ Neil Watanabe	Chief Financial Officer	June 24, 2016
Neil Watanabe	(principal financial and accounting officer)

/s/ Robert J. Majteles	Chairman of the Board	June 24, 2016
Robert J. Majteles

/s/ Joshua L. Berman	Director	June 24, 2016
Joshua L. Berman

/s/ Frederic Harman	Director	June 24, 2016
Frederic W. Harman

/s/ Jay K. Greyson	Director	June 24, 2016
Jay K. Greyson

/s/ Sol Khazani	Director	June 24, 2016
Sol Khazani

/s/ Warren B. Phelps III	Director	June 24, 2016
Warren B. Phelps III

/s/ Barbara Palmer	Director	June 24, 2016
Barbara Palmer

/s/ Bradley E. Wilson	Director	June 24, 2016
Bradley E. Wilson

EXHIBIT INDEX

Exhibit No.	Description	Where Located
4.1	Second Amended and Restated Certificate of Incorporation of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007
4.2	Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 2, 2007
4.3	Amendment to Amended and Restated Bylaws of the Registrant	Incorporated by reference to Exhibit 3.4 to the Registrant’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2016
4.4	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of the Registrant	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 2013
4.5	Specimen common stock certificate
Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-138379), initially filed with the Securities and Exchange Commission on November 2, 2006, as amended

5.1	Opinion of Cooley LLP	Filed herewith
23.1	Consent of RSM US LLP	Filed herewith
23.2	Consent of Deloitte & Touche LLP	Filed herewith
23.3	Consent of Cooley LLP (contained in Exhibit 5.1 to this registration statement)	Filed herewith
24.1	Power of Attorney (included in the signature pages to this registration statement)	Filed herewith
99.1	U.S. Auto Parts Network, Inc. 2016 Equity Incentive Plan and forms of agreements thereunder	Incorporated by reference to Exhibits 10.2, 10.3, 10.4 and 10.5 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 2, 2016